Exhibit 10.2

SETTLEMENT AGREEMENT, MUTUAL RELEASE OF ALL CLAIMS, AND CONFIDENTIALITY AGREEMENT

This Settlement Agreement, Mutual Release of all Claims, and Confidentiality Agreement (hereinafter referred to as the “Agreement”) is made and entered into effect as of the latest date on which this Agreement is fully executed and receipt by the Designated Payee (term defined below) of the First Payment (term defined below) by and between Najib Babul and Cinergen, LLC, on the one hand (Najib Babul and Cinergen, LLC are collectively referred to as “Babul”) and Relmada Therapeutics, Inc., a Delaware Corporation (“Relmada I”), Relmada Therapeutics, Inc. a Nevada Corporation (“Relmada II”), on the other hand, (Relmada I and Relmada are collectively referred to as “Relmada”), Laidlaw & Company (UK) Ltd. (“Laidlaw”), Sandesh Seth (“Seth”), and Sergio Traversa (“Traversa”) (Relmada I, Relmada II, Laidlaw, Seth and Traversa are collectively referred to as “Defendants”). Each of Babul, Relmada I, Relmada II, Laidlaw, Seth, and Traversa is referred to individually as “Party” and collectively they are the “Parties.”

WHEREAS, on or about January 9, 2014, Relmada I filed a complaint styled Relmada Therapeutics, Inc. v. Najib Babul in the United States District Court for the Eastern District of Pennsylvania, Case No. 2:14-cv-00104-GAM (“Relmada v. Babul”), in which Relmada I asserted a claim for breach of fiduciary duty. Relmada v. Babul concluded on December 3, 2014;

WHEREAS, on or about May 26, 2015, Najib Babul filed a complaint styled Babul v. Relmada Therapeutics, Inc., a Delaware Corporation, Relmada Therapeutics, Inc., a Nevada Corporation, Laidlaw & Company (UK) Ltd., Jamess Capital Group, LLC, Sandesh Seth, Sergio Traversa, Robinson Brog Leinwand Greene Genovese & Gluck P.C., David C. Burger, and David E. Danovitch in the United States District Court for the Eastern District of Pennsylvania, Case No. 2:15-cv-02937-GAM (the “Lawsuit”), in which Najib Babul asserted claims for violation of Pennsylvania’s Dragonetti Act (wrongful use of civil proceedings), defamation, intentional infliction of emotional distress, civil conspiracy / aiding and abetting / substantial participation, and breach of contract;

WHEREAS, on or about January 20, 2016 the Honorable Gerald A. McHugh (the “Court”) dismissed from the Lawsuit Najib Babul’s claim for intentional infliction of emotional distress (Count III) and breach of contract (Count V);

WHEREAS, on or about February 21, 2018 Defendants Jamess Capital Group LLC, Robinson Brog Leinward Green Genovese & Gluck, P.C., David C. Berger, and David E. Danovitch, were dismissed from the Lawsuit;

WHEREAS, on January 26, 2019, the Parties attended a Pretrial Conference with the Court where an agreement in principle was reached among the Parties who thereafter agreed to execute a full and complete settlement agreement, the terms of which are contained in this present Agreement;

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WHEREAS, each Party acknowledges and agrees that neither this Agreement, nor anything provided in this Agreement, shall be taken or construed as an admission or concession of any kind with respect to any fact, liability, or fault;

AND WHEREAS, the Parties desire to enter into this Agreement in order to effect a full, complete, and final settlement of all claims or disputes between them, which existed or could have existed as of the Effective Date hereof, including all claims which were asserted, or which could have been asserted between them.

NOW, therefore, in consideration of the mutual promises, agreements, and representations contained herein, and together with good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intended to be legally bound, the Parties hereby agree as follows:

1. Monetary Payment. Upon receipt of a completed W-9 form from each Designated Payee, Relmada II shall pay a sum total of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Payment”) to the identified Designated Payee by wire transfer according to the banking and wire transfer instructions attached hereto as Exhibit “A” and as provided below. The Defendants shall not be responsible for the payment of any federal, state, or local taxes under this Agreement. Any and all taxes, federal, state and/or local, if any, shall be the responsibility of Babul and/or the Designated Payee. Relmada will issue two 1099s, one in the amount of $676,126.00 to Steve Harvey Law, and another in the amount of $823,874.00 to Cinergen, LLC. No monies whatsoever are due and owing from any of the Defendants, except for such amounts from Relmada II as stated in this paragraph.

a. Relmada II shall pay Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “First Payment”) by wire transfer immediately after both Babul and Relmada II have executed this Agreement.

b. Relmada II shall pay Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “Second Payment”) no later than February 6, 2019.

c. Relmada II shall pay Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “Third Payment”) no later than March 31, 2019.

d. Relmada II shall pay Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “Fourth Payment”) no later than June 30, 2019.

e. Relmada II shall pay Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “Fifth Payment”) no later than September 30, 2019.

f. Relmada II shall pay Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “Sixth Payment”) no later than December 31, 2019.

2. Late Payment Penalty. If any payment due hereunder is not received on the date such payment is due, Relmada II shall pay interest on the late payment at the Wall Street Journal Prime Rate as of the date payment was due.

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3. Event of Default. Following written Notice (as described in paragraph 23 below) and a thirty (30) day cure period, Relmada II shall be in default under this Agreement if it fails to timely make the Second Payment, Third Payment, Fourth Payment, Fifth Payment, or Sixth Payment as provided in Paragraph 1 above (“Event of Relmada Default”). Following written Notice and a thirty (30) day cure period, Babul shall be in default under this Agreement, if he breaches any obligations contained in this Agreement, including but not limited to those contained in Paragraphs 5, 6, 7, and 8 below (“Event of Babul Default”). In the Event of Relmada Default or in the Event of Babul Default, Relmada II and Babul have entered into a separate Event of Default Agreement, which shall be held in escrow and under seal by Judge McHugh.

4. Share Exchange. Babul specifically acknowledges that he waives any and all claims to any shares of Relmada stock that he was entitled to under the April 2012 Private Placement Memorandum and/or pursuant to the May 20, 2014 Share Exchange Agreement; and further warrants and represents that as of the Effective Date, Babul does not own, nor has any rights or claims to rights to any shares of stock in either Relmada I or Relmada II. Nothing contained in this Agreement prevents Babul from legally acquiring Relmada stock following the Effective Date.

5. Confidentiality. For the consideration listed above, the Parties and their counsel, together with their respective past, present, and future agents, affiliates, predecessors, successors, or other related persons or entities, hereby agree and promise that they shall keep the terms of this Agreement, any information obtained or work product generated in connection with the negotiations or execution of this Agreement, and all settlement negotiations confidential and shall not disclose or publish same to any person or entity at any time, for any reason whatsoever, unless ordered to do so by a court of law or other judicial authority, or except as reasonably necessary in order to prepare financial statements, tax returns, or other regulatory filings, including SEC disclosures or as otherwise required by law. No Party will publicize the existence or terms of this settlement on social media, through traditional media, or elsewhere, although nothing in that prohibition prevents Babul from making reference to resolution of Relmada v. Babul and the Lawsuit for purposes of seeking employment, consulting opportunities, or when specifically asked about Relmada v. Babul.

6. Relmada Letter. Relmada II will provide a letter to Babul on Relmada II letterhead, signed by its Chief Executive Officer, in the form attached hereto as Exhibit “B”. Relmada II will provide this letter to Babul no later than February 6, 2019. Babul shall not publicize this letter or its contents on social media, through traditional media, or elsewhere, but Babul may use this letter when he is seeking employment, consulting opportunities, or when specifically asked about Relmada v. Babul. Babul acknowledges that such letter may not be used as an admission of wrongdoing in any manner by the Defendants or their attorneys and may not be used with regard to any claim that Babul has or may assert against Robinson Brog Leinwand Greene Genovese & Gluck, P.C., or its attorneys.

7. Consulting Agreement. Relmada II and Babul agree as part of this Agreement and as part of the payments identified in paragraph 1 to enter into a separate consulting agreement (“Consulting Agreement”), which is attached hereto as Exhibit “C”, which shall be referenced in Relmada’s next SEC filing. Babul shall not publicize such Consulting Agreement, its existence or its contents on social media, through traditional media, or elsewhere, but Babul may use such Consulting Agreement when he is seeking employment, consulting opportunities, or when specifically asked about Relmada v. Babul.

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8. Reference Letter and Response to Requests for Information. Relmada II will provide a letter to Babul on Relmada II letterhead, signed by its Chief Executive Officer, in the form attached hereto as Exhibit D. The language of this letter may be used as a script if Relmada II is contacted about Babul. Babul shall not publicize such Reference Letter, its existence or its contents on social media, through traditional media, or elsewhere, but Babul may use such Reference Letter when he is seeking employment, consulting opportunities, or when specifically asked about Relmada v. Babul. Babul specifically waives any and all claims it could assert against Relmada II or its officers or employees with regard to such Reference Letter and/or any contact request made to Relmada related to Babul.

9. Release of Defendants by Babul. In consideration of the agreements by Defendants as set forth in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Babul, on behalf of himself and his respective agents, representatives, heirs, affiliates, employees, consultants, independent contractors, alter egos and assigns (all of whom are hereinafter collectively referred to as the “Babul Releasors”) hereby remise, release, acquit, and forever discharge Defendants and Jamess Capital Group LLC, and all of their respective members, representatives, agents, servants, employees, attorneys, officers, directors, board members, shareholders, investors, trustees, partners, parent and subsidiary organizations, administrators, predecessors, successors, insurers, sureties, assigns, and other related entities (all of whom are hereinafter collectively referred to as the “Defendant Releasees”) of and from any and all actions and causes of action, damages, suits, debts, dues, accounts, bonds, agreements, contracts, covenants, promises, judgments, costs, attorneys’ fees, expenses, compensation, and claims and demands of any kind whatsoever, which the Babul Releasors or anyone claiming by, through or under them now has or ever had or could claim against the Defendant Releasees from the beginning of the world to the Effective Date of this Agreement arising out of, in connection with or in any way related or incidental to, either directly or indirectly, the Lawsuit, the claims that were or could have been asserted in Relmada v. Babul, the Lawsuit, the events that gave rise to the Lawsuit, and any claims related to Relmada’s failure to exchange Babul’s shares of common stock in Relmada I for securities in Relmada II in connection with the May 2014 Share Exchange (see Camp Nine, Inc.’s Form 8-K dated May 20, 2014) or thereafter.

Notwithstanding the foregoing, the Babul Releasors expressly exclude from the effect of this Release and do not release the Defendant Releasees from the terms and conditions of this Agreement. The Babul Releasors also expressly exclude from the effect of this Release and do not release the Defendant Releasors from any and all rights Babul has under the Indemnification Agreement between Relmada I and Babul, dated July 10, 2012, and the Amended and Restated By-laws of Relmada I, dated July 2012. The Babul Releasers also expressly exclude from the effect of this Release and do not release the claims Babul asserted in the Lawsuit against Robinson Brog Leinwand Greene Genovese & Gluck P.C., David C. Burger, and David E. Danovitch, or any and all claims Babul may have against Robinson Brog Leinwand Greene Genovese & Gluck P.C., David C. Burger, and David E. Danovitch.

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10. Release of Babul by Defendants. In consideration of the agreements by Babul as set forth in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Defendants on behalf of themselves and all of their respective principals, directors, officers, shareholders, employees, agents, representatives, parent and subsidiary organizations and corporations, successors, insurers, assigns, and affiliates (all of whom are hereinafter collectively referred to as the “Defendant Releasors”) hereby remise, release, acquit, and forever discharge Babul and all of his respective agents, representatives, attorneys, and assigns (all of whom are hereinafter collectively referred to as the “Babul Releasees”) of and from any and all actions and causes of action, damages, suits, debts, dues, accounts, bonds, agreements, contracts, covenants, promises, judgments, costs, attorneys’ fees, expenses, compensation, claims and demands whatsoever, of every nature, kind, and description, which the Defendant Releasors or anyone claiming by, through or under them now has or ever had or could claim against the Babul Releasees from the beginning of the world to the Effective Date of this Agreement arising out of, in connection with or in any way related or incidental to, either directly or indirectly, the Lawsuit, the claims that were or could have been asserted in the Lawsuit, and the events that gave rise to the Lawsuit. Notwithstanding the foregoing, the Defendant Releasors expressly exclude from the effect of this Release and do not release the Babul Releasees from the terms and conditions of this Agreement.

11. Dismissal of Lawsuit with Prejudice. Within five (5) business days following receipt of the Second Payment described in Paragraph 1 above, Babul shall file a stipulation of dismissal with prejudice of the Lawsuit as against the Defendants, with each Party to bear its own fees and costs, and with the Court to retain jurisdiction of the Lawsuit with respect to Event of Default as discussed in Paragraph 3 above.

12. No Admission of Liability. It is expressly understood and agreed that this Agreement is not, and shall not be construed as, an admission of guilt, fault, or liability on behalf of any Party. Rather, the Parties have entered into this Agreement solely for the purpose of reaching a compromise and avoiding the expense and uncertainty of litigation and have relied on their own judgment in entering into this settlement and not on any representations of the other Party.

13. Authority; No Prior Assignment. Babul warrants and represents that he is fully entitled and duly authorizes the releases contained herein, and that he has not assigned any of the rights or causes of action released herein, and that he has not relied upon any representation, promise, or statement made by anyone which is not recited, contained or embodied in this Agreement. Similarly, Defendants warrant and represent that they are fully entitled and duly authorized to give the release contained herein, and that they have not assigned any of the rights or causes of action released herein, and that they have not relied upon any representation, promise, or statement made by anyone which is not recited, contained or embodied in this Agreement. Each of the signatories hereto represents and warrants that he or she is duly authorized to execute this Agreement on behalf of such Party.

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14. Representation of Comprehension of Document and Rule of Construction. In entering into this Agreement, the Parties represent that they have had an opportunity to seek the advice of attorneys, and that the terms of this Agreement have been completely read and that these terms are fully understood and voluntarily accepted by such Party. Notwithstanding the identity of the drafters of this Agreement, the Parties agree that there will be no presumption against any Party arising out of or relating to the identity of such drafters. Babul specifically acknowledges that with regard to this Agreement, he is represented by Steve Harvey, Esquire and Steve Harvey Law LLC; and Defendants specifically acknowledge that they are being represented by Barry L. Cohen, Esquire and Royer Cooper Cohen Braunfeld, LLC.

15. Applicable Law and Venue for Enforcement. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The Parties agree that any litigation concerning this Agreement or the performance by the Parties hereunder shall be brought exclusively in the United States District Court for the Eastern District of Pennsylvania, and the Parties agree to submit to the jurisdiction of such court.

16. No Third-Party Beneficiaries. This Agreement is made for the sole benefit of the Parties to it. No other person or entity not described herein shall have any rights or remedies under or by reason of this Agreement.

17. No Oral Modifications. This Agreement may not be amended, altered, modified or changed in any way except by a writing signed by the Parties.

18. Severability. If any term or provision of this Agreement shall be deemed or declared by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, it shall be severed herefrom, and the remaining provisions of this Agreement shall remain in effect and enforceable.

19. Headings. The headings of the various paragraphs of this Agreement have been included only in order to make it easier to locate the subject covered by each provision and are not to be used in construing this Agreement or in ascertaining its meaning.

20. Execution in Counterparts. This Agreement may be executed in multiple, separate counterpart originals, or with detachable signature pages, which together shall constitute the original thereof. Facsimile, photocopy, PDF, or other copied signatures shall be considered as original signatures for all purposes. This Agreement will become effective only upon the execution of the Agreement by all of the Parties and receipt of the First Payment and Second Payment.

21. Completeness of Agreement. This Agreement constitutes the complete and entire Agreement between the Parties regarding the claims Babul and Defendants asserted or could have asserted in the Lawsuit. All prior agreements, negotiations, correspondence, proposals, prior documents, and any verbal understandings regarding the claims Babul and Defendants asserted or could have asserted in the Lawsuit are merged into this Agreement, which shall supersede any provision of any agreement inconsistent with the terms of this Agreement.

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22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, agents, officers, predecessors, successors, and assigns.

23. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified United States mail, or by reputable courier service with delivery confirmation, as follows (provided that notice of change of address shall be deemed given only when received):

If to Babul:

Najib Babul

P.O. Box 2790

16767 Bernardo Ctr Dr L-1

San Diego, CA 92128-9996

With a copy to:

Najib Babul, Fax # 858-431-4708;

and

With a copy to:

Stephen G. Harvey, Esquire

Steve Harvey Law LLC

1880 John F. Kennedy Blvd., Suite 1715

Philadelphia, PA 19103

Fax # 215- 438-6666

If to Relmada or Relmada II:

Relmada Therapeutics, Inc.

Attn: Sergio Traversa, CEO

880 Third Avenue, 12th Floor

New York, NY 10022

With a copy to:

Royer Cooper Cohen Braunfeld LLC

Attn: Barry L. Cohen, Esquire

101 West Elm Street, Suite 400

Conshohocken, PA 19428

Email: bcohen@rccblaw.com

Fax: 484-362-2630

If to Sergio Traversa

Sergio Traversa

Relmada Therapeutics, Inc.

880 Third Avenue, 12th Floor

New York, NY 1002

With a copy to:

Royer Cooper Cohen Braunfeld LLC

Attn: Barry L. Cohen, Esquire

101 West Elm Street, Suite 400

Conshohocken, PA 19428

Email: bcohen@rccblaw.com

Fax: 484-362-2630

If to Sandesh Seth:

Sandesh Seth

244 Fifth Avenue, 2nd Floor, Suite S217

New York, NY 10001

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With a copy to:

Royer Cooper Cohen Braunfeld LLC

Attn: Barry L. Cohen, Esquire

101 West Elm Street, Suite 400

Conshohocken, PA 19428

Email: bcohen@rccblaw.com

Fax: 484-362-2630

If to Laidlaw & Company (UK) Ltd.:

Laidlaw & Company (UK) Ltd.

546 5th Avenue, 5th Floor

New York, NY 10036

With a copy to:

Royer Cooper Cohen Braunfeld LLC

Attn: Barry L. Cohen, Esquire

101 West Elm Street, Suite 400

Conshohocken, PA 19428

Email: bcohen@rccblaw.com

Fax: 484-362-2630

24. Incorporation of Recitals. The recitals set forth above are hereby incorporated by reference as if fully set forth herein.

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IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed effective as of the Effective Date.

/s/ Najib Babul
NAJIB BABUL

Date: February 6m 2019

CINERGEN, LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Najib Babul
Name:	Najib Babul
Title:	CEO

Date:	February 6, 2019

RELMADA THERAPEUTICS, INC., A DELAWARE CORPORATION

By:	/s/ Sergio Traversa
Name:	Sergio Traversa
Title:	CEO

Date:	February 6, 2019

RELMADA THERAPEUTICS, INC., A NEVADA CORPORATION

By:	/s/ Sergio Traversa
Name:	Sergio Traversa
Title:	CEO

Date:	February 6, 2019

LAIDLAW & COMPANY (UK) LTD.

By:	/s/ Matthew D. Eitner
Name:	Matthew D. Eitner
Title:	CEO

Date:	February 6, 2019

/s/ Sandesh Seth
SANDESH SETH

Date: February 6, 2019

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Exhibit A

Wire Transfer Instructions for Designated Payee & Schedule of Payments

Payment No	Amount (U.S. Dollars)	Not Later Than	Wire Transfer Information
1	$250,000.00	February 6, 2019	Steve Harvey Law LLC Account: TD Bank, 1900 Market Street, Philadelphia, Pennsylvania 19103 (Tel.: 215-568-0900), Routing No. 036001808, Account No. 4288385375
2	$250,000.00	February 6, 2019	Steve Harvey Law LLC Account: TD Bank, 1900 Market Street, Philadelphia, Pennsylvania 19103 (Tel.: 215-568-0900), Routing No. 036001808, Account No. 4288385375
3	$250,000.00	March 31, 2019	Cinergen, LLC Account: Bank of America,10511 Craftsman Way, San Diego CA 92127 (Tel: 858-673-0770), Routing No. 121000358, Account No. 325087223530
4	$250,000.00	June 30, 2019	Cinergen, LLC Account: Bank of America,10511 Craftsman Way, San Diego CA 92127 (Tel: 858-673-0770), Routing No. 121000358, Account No. 325087223530
5a*	$176,126.00	September 30, 2019	Steve Harvey Law LLC Account: TD Bank, 1900 Market Street, Philadelphia, Pennsylvania 19103 (Tel.: 215-568-0900), Routing No. 036001808, Account No. 4288385375
5b*	$73,874.00	September 30, 2019	Cinergen, LLC Account: Bank of America,10511 Craftsman Way, San Diego CA 92127 (Tel: 858-673-0770), Routing No. 121000358, Account No. 325087223530
6	$250,000.00	December 31, 2019	Cinergen, LLC Account: Bank of America,10511 Craftsman Way, San Diego CA 92127 (Tel: 858-673-0770), Routing No. 121000358, Account No. 325087223530

Payment No. 5 (5a and 5 b) will be made to two payees.

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EXHIBIT B

ON RELMADA II LETTERHEAD

Dated: February 5, 2019

Re: Najib Babul, PharmD, MBA (“Dr. Babul”) and Relmada v. Babul (E.D. Pa.)

To whom it may concern:

On January 9, 2014, Relmada Therapeutics, Inc. (“Relmada”) filed a lawsuit, Relmada v. Babul, in federal court in Philadelphia against Dr. Babul, who formerly served as President and Chief Scientific Officer of Relmada. Dr. Babul resigned these positions voluntarily in September 2012.

The lawsuit alleged that Dr. Babul breached his fiduciaries duties to the company. It ended in December 2014 with the entry of a Stipulated Judgment Order.

Relmada has now concluded that Dr. Babul did not engage in any wronging or do anything improper.

Sincerely,

NAME

Chief Executive Officer

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EXHIBIT C

CONSULTING AGREEMENT

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EXHIBIT D

ON RELMADA II LETTERHEAD

Dated: February 5, 2019

Re: Najib Babul, PharmD, MBA

To whom it may concern:

From January 1, 2004, to September 12, 2012, Dr. Najib Babul was the President and Chief Scientific Officer of Relmada Therapeutics, Inc. (“Relmada”), formerly known as TheraQuest Biosciences, Inc.

In September 2012, Dr. Babul resigned voluntarily from his positions at Relmada.

On February 5, 2019 Dr. Babul entered into a three year agreement with Relmada in which Dr. Babul acts as a Drug Development and Scientific Consultant to Relmada.

Sincerely,

NAME

Chief Executive Officer

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